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                                                                    Exhibit 1.1


                        2,000,000 Shares of Common Stock



                         INFINITE TECHNOLOGY GROUP LTD.



                             UNDERWRITING AGREEMENT



                               ______ _____, 2000




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Auerbach, Pollak & Richardson, Inc.                 _____ ___, 2000
450 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

     Infinite Technology Group Ltd., a New York corporation (the "Company"), hereby agrees with Auerbach, Pollak & Richardson, Inc. ("APR") and [insert] ("[insert]") and each of the other underwriters named in Schedule A to this Agreement (the "Underwriters") for whom APR and [insert] are acting as representatives (hereinafter "you" or the "Representatives") with respect to the sale by the Company and the purchase by the Underwriters of an aggregate of 2,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). Such 2,00,000 Shares are referred to hereinafter as the "Firm Shares." Upon the request of the Underwriters (or, at your option, the representatives), as provided in Section 2(b) of this Agreement, the Company shall also issue and sell up to an additional aggregate of 300,000 shares of Common Stock for the purpose of covering over-allotments, if any. Such shares of Common Stock are hereinafter referred to as the "Option Shares." The Company also proposes to issue and sell to the Representatives for their own account, and not as representatives of the several Underwriters, warrants (the "Representatives' Warrants") pursuant to the Representatives' Warrant Agreement (the "Representatives' Warrant Agreement") for the purchase of an additional 140,000 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Representatives' Warrants are hereinafter referred to as the "Representatives' Shares." The Firm Shares, Option Shares, the Representatives' Warrants and the Representatives' Shares are more fully described in the Registration Statement and the Prospectus referred to below.

     You have advised the Company that you and the other Underwriters desire to purchase, severally, the Firm Shares and the Option Shares, and that you have been authorized by the Underwriters to execute this Agreement on their behalf. The Company confirms the agreements made by it with respect to the purchase of the Firm Shares and the Option Shares by the several Underwriters on whose behalf you are signing this Agreement, as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the Closing Date and the Option Closing Date, if any, as follows:

     (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-88737), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Firm Shares, the Option Shares, the Representatives' Warrants and the Representatives' Shares (collectively, hereinafter referred to as the "Registered Securities") under the Securities Act of 1933, as amended (the "Act"), which

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registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Regulations (as defined below) of the Commission under the Act. The Company will not file any other amendment thereto to which the Representatives, acting on behalf of the several Underwriters, shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

     (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted, or, to the Company's knowledge, are threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and Regulations, and none of the Preliminary Prospectus, the Registration Statement or the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus. It is understood that the statements set forth in the Prospectus under the heading "Underwriting", the stabilization legend in the Prospectus and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

     (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined in Section 2(c) hereof) and each Option Closing Date (as defined in Section 2(b) hereof), if any, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus, as amended or supplemented as required, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any

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material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto. At or prior to the Closing Date, (i) the Company shall have taken all steps necessary to terminate its status as a "subchapter S" corporation under the Internal Revenue Code of 1986, as amended (the "Code") and (ii) Mark Dresner ("Dresner") and James McGowan ("McGowan" and, collectively with Dresner, the "Existing Stockholders") shall have entered into a tax agreement (the "Tax Agreement") with the Company in a form reasonably acceptable to the Underwriter.

     (d) The Company and each of its subsidiaries, if any, have been duly organized and are validly existing as corporations in good standing under the laws of the respective states of their incorporation. The Company does not own or control, directly or indirectly, any corporation, partnership, trust, joint venture or other business entity other than the subsidiaries listed in Exhibit 21 of the Registration Statement, if any. Each of the Company and its subsidiaries is duly qualified and licensed and in good standing as a foreign corporation (or other form of entity) in each jurisdiction in which its ownership or leasing of any properties or the character of its operations require such qualification or licensing. Each of the Company and its subsidiaries has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; the Company and each of its subsidiaries have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations, except where a failure to comply would not, singly or in the aggregate, materially and adversely affect the condition, financial or otherwise, or the business affairs, properties or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the business affairs, operations, properties, or results of operations of the Company and its subsidiaries, taken as a whole. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

     (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the headings
"Capitalization" and "Description of Capital

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Stock" and will have the adjusted capitalization set forth therein on the
Closing Date and the Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. The Registered Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder as set forth in the Prospectus conforms in all material respects with the requirements of the Act. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

     (f) The Registered Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Registered Securities has been duly and validly taken; and the certificates representing the Registered Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Registered Securities to be sold by the Company hereunder, the Underwriters will acquire good and marketable title to such Registered Securities as are purchased by them free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect, or other restriction or equity of any kind whatsoever. No stockholder of the Company has any right which has not been waived in writing to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares, the Option Shares, the Representatives' Warrants and the Representatives' Shares to be sold by the Company as contemplated herein.

     (g) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the

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Prospectus fairly present the financial position, changes in stockholders'
equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Regulations, consistently applied throughout the periods involved. There has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the business, affairs, operations, properties, or results of operation of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company and its subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Prospectus Summary - Summary Consolidated Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

     (h) Each of the Company and the Existing Stockholders (i) has paid all federal, state, local, franchise, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Code, and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

     (i) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriter in connection with (i) the issuance by the Company of the Registered Securities, (ii) the purchase by the Underwriters of the Firm Shares and the Option Shares from the Company and the purchase by the Representatives of the Representatives' Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or
(iv) resales of the Firm Shares and the Option Shares by the Underwriters in connection with the distribution contemplated hereby.

     (j) There is no action, suit, proceeding, inquiry, arbitration, mediation, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or businesses of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or the Representatives' Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Representatives' Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition,

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financial or otherwise, or the business, affairs, position, stockholders'
equity, operation, properties, or results of operations of the Company and its subsidiaries taken as a whole.

     (k) The Company has the corporate power and authority to authorize, issue, deliver, and sell the Registered Securities and to enter into this Agreement, the Tax Agreement and the Representatives' Warrant Agreement, and to consummate the transactions provided for in such agreements; and this Agreement, the Tax Agreement and the Representatives' Warrant Agreement have each been duly and properly authorized, executed, and delivered by the Company. Each of this Agreement, the Tax Agreement and the Representatives' Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's issue and sale of the Registered Securities, execution, delivery or performance of this Agreement and the Representatives' Warrant Agreement, its consummation of the transactions contemplated herein and therein, or the conduct of its businesses as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (i) the articles of incorporation or by-laws of the Company, as amended and restated, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company of any of their activities or properties.

     (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Registered Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, the Tax Agreement, the Representatives' Warrant Agreement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Registered Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Registered Securities to be sold by the Company hereunder.

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     (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

     (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Firm Shares, the Option Shares, the Representatives' Warrants and the Representatives' Shares hereunder and upon the exercise of options and warrants described in the Registration Statement) of, or indebtedness material to, the Company (other than in the ordinary course of business); (v) the Company has not issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money; and (vi) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations, or prospects of the Company.

     (o) Except as disclosed in or specifically contemplated by the Prospectus,
(i) the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct its business as now conducted; (ii) the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company; (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and (iv) there is no claim being

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made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

     (p) No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

     (q) To the Company's knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to its knowledge threatened against or involving the Company. No representation question exists respecting the employees of the Company. No collective bargaining agreement, or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or to its knowledge is imminent.

     (r) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plan"). The Company does not maintain or contribute to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected.

     (s) None of the Company, nor any of its employees, directors, stockholders, or affiliates (within the meaning of the Regulations) of any of the foregoing has taken or will take directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registered Securities.

     (t) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security

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interests, or other restrictions or equities of any kind whatsoever other than those referred to in the Prospectus and liens for taxes not yet due and payable.

     (u) Ernst & Young LLP ("Ernst & Young"), whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Regulations.

     (v) The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all officers and directors of the Company and owners of five (5%) percent or more of the Common Stock as of the date of this Agreement have agreed not to, directly or indirectly, offer, offer to sell, sell, grant any option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into Common Stock, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Regulations or otherwise) or dispose of any interest therein for a period from the date of the Prospectus until six (6) months following the date that the Registration Statement becomes effective, without the prior written consent of the Representatives (the "Lock-up Agreements"). The Company will cause the Transfer Agent (as defined herein) to place "stop transfer" orders on the Company's stock ledgers in order to effect the Lock-up Agreements.

     (w) There are no claims, payments, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Registered Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, employees, affiliates or, to the Company's knowledge, stockholders or their affiliates that may affect the Underwriters' compensation as determined by the Commission and the National Association of Securities Dealers, Inc. (the "NASD").

     (x) The Registered Securities have been approved for quotation on the Nasdaq National Market System ("Nasdaq"), subject to official notice of issuance.

     (y) Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

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     (z) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal shareholder (as such term is used in the Prospectus) of the Company, or any affiliate or associate of any of the foregoing persons or entities.

     (aa) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (ab) Any certificate signed by any officer of the Company and delivered to the Representatives or to the Underwriters' Counsel (as defined in Section 4(d) herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (ac) The minute books of the Company have been made available to the Representatives and contain a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

     (ad) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares in this offering other than the Prospectus, the Registration Statement and the other materials permitted by the Act. Except as described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company as part of the Registration Statement or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

     (ae) Each of the Company and its subsidiaries maintains insurance by insurers of recognized financial responsibility of the types and in the amounts as are prudent, customary and adequate for the business in which it is engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage with respect to the Company as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in either case, at a cost that would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company. The Company has not failed to file any claims, has no material disputes with its insurance company regarding any claims submitted under its insurance policies, and has complied with all material provisions contained in its insurance policies.

     (af) The Company has applied for, and will obtain, key man life insurance in the amount of at least $1,000,000 for each of Mark Dresner and James McGowan, which insurance will be (i) payable to the Company and (ii) in force for a period equal to the longer of (x) three (3) years from the date of this Agreement or (y) the term of any employment agreement between each of Messrs. Dresner and McGowan and the Company.

     (ag) In addition to the foregoing, the Existing Stockholders severally and not jointly represent and warrant to, and agree with, the Underwriters that:

          (i) Each of the Existing Stockholders has full right, power and authority to enter into this Agreement and the Tax Agreements. The execution, delivery and performance of this Agreement and the Tax Agreement by each of the Existing Stockholders will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement, or other material agreement or instrument to which an Existing Stockholder is a party or by which an Existing Stockholder is bound, or to which any of the property or assets of an Existing Stockholder is subject, or any order of any court or governmental agency or authority entered into in any proceeding to which an Existing Stockholder was or is a party or by which an Existing Stockholder is bound, or violate or conflict with any applicable foreign, federal, state or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to an Existing Stockholder or an Existing Stockholder's property;

          (ii) None of the Existing Stockholders nor any trustee or beneficiary of the Existing Stockholders is affiliated as a director, officer, partner, stockholder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD; and

          (iii) No statement, representation, warranty or covenant made by the Existing Stockholders in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     For purposes of this Agreement, references to "knowledge" of the Company, or phrases of similar import, shall be deemed to mean the actual knowledge of the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

  2. Purchase, Sale and Delivery of the Registered Securities.
     ---------------------------------------------------------

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters,and each such Underwriter agrees, severally and not jointly, to buy from the Company at $_______ per Share, at the place and time hereinafter specified, the number of Firm Shares set forth opposite the names of the Underwriters in Schedule A attached hereto, plus any additional Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 8A hereof, up to an aggregate of 2,000,000 Shares.

     (b) In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters (or, at your option, to the Representatives) to purchase all or any part of the Option Shares at a price equal to $________ per share. The number of Option Shares to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of Option Shares being purchased by the several Underwriters pursuant to this subsection (b) as the number of Shares such Underwriter is purchasing bears to the total number of the Firm Shares being purchased pursuant to subsection (a) of this Section 2, as adjusted, in each case by the Representatives in such manner as the Representatives may deem appropriate. The option granted hereby will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Regulations, and may be exercised in whole or in part from time to time (but not on more than two (2) occasions) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Shares upon notice by you to the Company setting forth the number of Option Shares as to which the option is being exercised and the time and date of payment and delivery for any such Option Shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by you, but shall not be later than three full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. Nothing herein contained shall obligate the Underwriters to exercise the over-allotment option described above. No Option Shares shall be delivered unless the Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

     (c) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of APR, at 450 Park Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company. Such delivery and payment shall be made at 9:00 a.m. (New York time) on ____ ___, 2000, or at such other time and date as shall be agreed upon by the Representatives and the Company, but no more than six (6) business days after the date hereof (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office of APR or at such other place as shall be agreed upon by the Representatives and the Company on each Option Closing Date as specified in the notice from the Representatives to the Company. Delivery of the certificates for the Shares and the Option Shares, if any, shall be made against payment by the Underwrites, of the purchase price for the Shares and the Option Shares, if any, to the order of the Company. Certificates for the Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as you may request in writing at least three (3) business days prior to Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Shares and the Option Shares, if any, shall be made available to you at such office or such other place as you may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

     (d) On the Closing Date, the Company shall issue and sell to the Representatives' Warrants at a purchase price of $0.001 per warrant, which warrants shall entitle the holders thereof to purchase an aggregate of 140,000 shares of Common Stock. The Representatives' Warrants shall expire five (5) years after the effective date of the Registration Statement and shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at a price equaling 160% of the initial public offering price of the Shares. The Representatives' Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 1.2 to the Registration Statement. Payment for the Representatives' Warrants shall be made on the Closing Date.

     (e) It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 2 on behalf of any Underwriters whose check or checks shall not have been received by the Representatives at the time of delivery of the Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or underwriters of any of its or their obligations hereunder. It is also understood that the Representatives individually rather than all of the Underwriters may (but shall not be obligated to) purchase the Option Shares referred to in subsection (b) of this Section 2, but only to cover overallotments.

     It is understood that the several Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     3. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Representatives deem advisable, the Underwriters shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after distribution of the Shares has been completed to such extent as you, in your sole discretion, deem advisable. The Representatives may enter into one or more agreements as you, in your sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

     4. Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Shares by the Underwriters of which you shall not previously have been advised and furnished with a copy, or to which you shall have objected or which is not in compliance with the Act, the Exchange Act or the Regulations.

          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise you and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Registered Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

          (c) The Company shall file the Prospectus (in form and substance satisfactory to you) in accordance with the requirements of the Act.

          (d) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Registered Securities which differs from thecorresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter or Coleman, Rhine & Goodwin LLP ("Underwriters' Counsel") shall reasonably object.

          (e) The Company shall endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or become subject to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

          (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Registered Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Registered Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

          (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to you, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the

Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

          (h) During a period of five (5) years after the date hereof if required by law or the applicable rules of the Commission, any securities exchange or the NASD, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to the Representatives:

               (i) concurrently, if required (when available if not), with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders;

               (ii) concurrently with furnishing to its stockholders, an annual report;

               (iii) as soon as they are available, copies of all other reports (financial or other) mailed to the Company's stockholders;

               (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD;

               (v) every material press release in respect of the Company or its affairs which was released or prepared by the Company; and

               (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (i) The Company will maintain a transfer agent (the "Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock and the Representatives' Warrants.

          (j) The Company will furnish to you or on your order, without charge, at such place as you may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as you may reasonably request.

          (k) On or before the effective date of the Registration Statement, the Company shall provide you with true copies of duly executed, legally binding and enforceable Lock-up Agreements. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate stop transfer orders on the Company's ledgers.

          (l) The Company shall use its best efforts to cause its officers, directors, stockholders or affiliates (within the meaning of the Regulations) not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

          (m) The Company shall apply the net proceeds from the sale of the Registered Securities substantially in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus.

          (n) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Regulations.

          (o) The Company shall cause the Registered Securities to be quoted on Nasdaq, and for a period of five (5) years from the date hereof shall use its best efforts to maintain the quotation of the Registered Securities to the extent outstanding.

          (p) For a period of two (2) year from the Closing Date, the Company shall furnish to you, at the Company's sole expense, upon your written, daily consolidated transfer sheets relating to the Common Stock, up to four (4) times during such year.

          (q) For a period of five (5) years after the effective date of the Registration Statement the Company shall, at the Company's sole expense, take all necessary and appropriate actions to further qualify the Company's securities in all jurisdictions of the United States in order to permit secondary sales of such securities pursuant to the Blue-Sky laws of those jurisdictions which do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

          (r) The Company (i) prior to the effective date of the Registration Statement, has filed a Form 8-A with the Commission providing for the registration of the Common Stock under the Exchange Act and (ii) as soon as practicable, will use its best efforts to take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and to continue such inclusion for a period of not less than five (5) years.

          (s) The Company agrees that for a period of six (6) months following the effective date of the Registration Statement it will not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common

Stock, or securities convertible into Common Stock, except for the issuance of the Option Shares, the Representatives' Warrants and shares of Common Stock issued upon the exercise of currently outstanding warrants or options issued under any stock option plan in effect on the Closing Date, shares of Common Stock automatically granted pursuant to any stock option plan in effect on the Closing Date, or shares of Common Stock issued pursuant to any employee stock purchase plan in effect on the Closing Date.

          (t) Until the completion of the distribution of the Registered Securities, the Company shall not without the prior written consent of the Representatives or Underwriters' Counsel, issue, directly or indirectly any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the Company's business consistent with past practices with respect to the Company's operations.

          (u) For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Representatives' Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Representatives' Shares.

          (v) The Company agrees that it shall use its best efforts, which shall include, but shall not be limited to, the solicitation of proxies, to elect two
(2) additional persons reasonably acceptable to the Representatives to the Company's Board of Directors. Each of these individuals shall be an "independent director" within the meaning of the rules of The Nasdaq Stock Market (and, in particular, Rule 4200(a)(14)). In addition, during such three (3) year period the Company shall allow an individual selected by APR, individually and not as a representative, to attend all meetings of the Company's Board of Directors. The Company will use its best efforts to obtain Directors and Officers insurance in an amount of not less than $5,000,000, which insurance, once obtained, it shall use its best efforts to keep in full force and effect for a period of at least five (5) years from the Closing.

          (w) The Company agrees that within forty-five (45) days after the Closing it shall retain a public relations firm which is acceptable to the Representatives. The Company shall keep such public relations firm, or any replacement, for a period of three (3) years from the Closing. Any replacement public relations firm shall be retained only with the consent of the Representatives.

          (x) The Company shall prepare and deliver, at the Company's sole expense, to the Representatives within the one hundred and twenty (120) day period after the later of the effective date of the Registration Statement or the latest Option Closing Date, as the case may be, four bound volumes containing all correspondence with regulatory officials, agreements, documents and all other materials in connection with the offering as requested by the Underwriters' Counsel.

          (y) For a period of two (2) years following the effective date of the Registration Statement, the Company shall not effect a change in its independent outside accountants without the prior written consent of the Representatives.

          (z) Until expiration of the Representatives' Warrants, the Company will keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representatives' Warrants.

          (aa) If, at the request of the Company, APR individually, and not as a representative of the several Underwriters, introduces a potential merger or acquisition candidates to the Company, it shall be entitled to a "Lehman Formula" fee (any consideration other than cash to be valued at fair market value) of the aggregate consideration involved in any transaction (including mergers, acquisitions, joint ventures and any other business combination for the Company introduced by APR) consummated by the Company with such candidate within eighteen (18) months following the date of this Agreement, such finder's fee to be paid in cash to APR at the closing of such transaction. APR shall provide the Company with written notice of the introduction of any merger and acquisition candidate for which it may be entitled to a fee hereunder. For purposes of this Agreement, a Lehman Formula fee shall be equal to five (5%) percent of the first million dollars of such consideration, or portion thereof, four (4%) percent of the second million dollars of such consideration, or portion thereof, three (3%) percent of the third million dollars of such consideration, or portion thereof, two (2%) percent of the fourth million dollars of such consideration, or portion thereof, and one (1) percent of all consideration in excess of four million ($4,000,000) dollars.

      5.  Payment of Expenses.

          (a) The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date (to the extent not previously paid) all expenses and fees (other than fees of Underwriters' Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, any Agreement Among Underwriters and the Representatives' Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the duplication, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, any Agreement Among Underwriters, the Selected Dealers Agreements, the Powers of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as you may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the certificates representing the Registered Securities, (iv) the qualification of the Registered Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum," the "Final Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and fees of counsel in connection therewith (such legal fees not to exceed $20,000), (v) expense of tombstone advertisements (not to exceed $15,000) and other advertising costs and expenses,
(vi) costs and expenses in connection with the "road show", (vii) fees and expenses of the transfer agent and registrar, (viii) the fees payable to the Commission and the NASD and (ix) the fees and expenses incurred in connection with the listing of the Registered Securities on Nasdaq and any other market or exchange.

          (b) If the transactions contemplated hereby are not consummated by reason of any refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate the Agreement for any reason other than a breach by you of your obligations hereunder, the Company will reimburse the Representatives for all reasonable out-of-pocket expenses (including any and all reasonable fees and disbursements of Underwriters' Counsel) in an amount not to exceed $100,000, including the fees and disbursements of Underwriters' Counsel, inclusive of any amounts already paid pursuant to Section 5(c) hereof.

          (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representatives, in their individual capacities rather than in their representative capacities, on the Closing Date by certified or bank cashier's check or wire transfer or, at the election of the Representatives, by deduction from the proceeds of the offering contemplated herein, a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Shares, $50,000 of which has been paid to date. In the event the Representatives elect to exercise the over-allotment option described in Section 2(b) hereof, the Company further agrees to pay to the Representatives, in their individual capacities rather than in their representative capacities, on the Option Closing Date (by certified or bank cashier's check or, at the Representatives' election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of the Option Shares.

     6. Conditions of the Underwriter's Obligations. The obligations of the several Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date prior to the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

          (b) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representatives' reasonable opinion, is material, or omits to state a fact which, in the Representatives' reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) On or prior to the Closing Date, the Representatives shall have received from Underwriters' Counsel such opinion or opinions with respect to the organization of the Company, the validity of the Registered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may request and Underwriters' Counsel shall have received from the Company such papers and information as they request to enable them to pass upon such matters.

          (d) At the Closing Date, you shall have received the favorable opinion, together with copies of such opinion for each of the other Underwriters, of Parker Duryee Rosoff & Haft, P.C. ("PDR&H"), counsel to the Company, dated the Closing Date, in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) the Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) to the best of such counsel's knowledge, has all requisite corporate power and authority and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus.

          (ii) except as described in the Prospectus, and to the best of such counsel's knowledge after reasonable investigation, the Company does not own an interest in any corporation, limited liability company, partnership, joint venture, trust or other business entity;

          (iii) the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "Capitalization" and "Description of Capital Stock," and to the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representatives' Warrant Agreement, and as described in the Prospectus. The Registered Securities and all other securities issued or issuable by the Company conform in all material respects to the statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and to such counsel's knowledge after reasonable inquiry, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company. The Registered Securities to be sold by the Company hereunder and under the Representatives' Warrant Agreement are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with their terms, will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Registered Securities has been duly and validly taken; and the certificates representing the Registered Securities are in due and proper form. The Representatives' Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Upon the issuance and delivery pursuant to this Agreement of the Registered Securities to be sold by the Company, the Company will convey, against payment therefor as provided herein, to the several Underwriters good and marketable title to the Registered Securities free and clear of all liens and other encumbrances;

          (iv) the Registration Statement is effective under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act;

          (v) each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Representatives and representatives of the independent public accountants for the Company, at which conferences the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and any amendments or supplements thereto were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, and any amendments or supplements thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or Prospectus, and any amendments or supplements thereto);

          (vi) to the best of such counsel's knowledge after reasonable investigation, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound are accurate in all material respects and fairly represent the information required to be shown by Form S-1; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters),domestic or foreign, pending or threatened against the company which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), (y) questions the validity of the capital stock of the Company or this

Agreement, or the Representatives' Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; and (D) there is no action, suit or proceeding pending or threatened against the Company before any court or arbitrator or governmental body, agency or official in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the financial condition, business, affairs, stockholders' equity, operations, properties, business or results of operations of the Company, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or the Representatives' Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Representatives' Warrant Agreement;

          (vii) the Company has the corporate power and authority to enter into each of this Agreement and the Representatives' Warrant Agreement and to consummate the transactions provided for therein; and each of this Agreement, the Tax Agreement and the Representatives' Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement and the Representatives' Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution maybe limited by applicable law), and none of the company's execution, delivery or performance of this Agreement and the Representatives' Warrant Agreement, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto conflicts with or results in any breach or violation of any of the terms or provisions of, or constitutes a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, as amended, (B) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, or (C) any federal, state or local statute, rule or regulation applicable to the Company or any judgment, decree or order known to such counsel of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties;

          (viii) no consent, approval, authorization or order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under federal securities or Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Registered Securities pursuant to the Prospectus, and the

Registration Statement, the performance of this Agreement and the Representatives' Warrant Agreement, and the transactions contemplated hereby and thereby;

          (ix) to the best of such counsel's knowledge after reasonable investigation, the properties and business of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (x) to the best knowledge of such counsel, and except as disclosed in Registration Statement and the Prospectus, the Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which the property or assets (tangible or intangible) of the Company is subject; and the Company is not in violation of any term or provision of its articles of incorporation or by-laws, as amended, and to the best of such counsel's knowledge after reasonable investigation, not in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

          (xi) the statements in the Prospectus under "Dividend Policy," "Description of Capital Stock," and "Shares Eligible for Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

          (xii) the Common Stock has been accepted for quotation on Nasdaq;

          (xiii) to the best of such counsel's knowledge and based upon a review of the outstanding securities and the contracts furnished to such counsel by the Company and except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity, has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

          (xiv) assuming due execution by the parties thereto other than the Company, each Lock-up Agreement to be entered into by an officer, director or stockholder of the Company is a legal, valid and binding obligation of the party thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law); and

          (xv) the Company is not an "investment company" or "promoter" or "principal underwriter" for or an "affiliated person" of, an "investment company" as such terms are defined in the 1940 Act.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws, rules and regulations of the United States and the laws, rules and regulations of the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel shall state that knowledge shall not include the knowledge of a director or officer of the Company who is affiliated with such firm in his or her capacity as an officer or director of the Company. The opinion of such counsel for the Company shall further state that the opinion of any such other counsel is in form satisfactory to such counsel. At each Option Closing Date, if any, you shall have received the favorable opinion, together with copies of such opinion for each of the other Underwriters, of PDR&H, counsel to the Company, dated the Option Closing Date, in form and substance satisfactory to Underwriters' Counsel confirming as of such Option Closing Date the statements made by PDR&H in their opinion delivered on the Closing Date.

          (e) On or prior to each of the Closing Date and the Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company or herein contained.

          (f) Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default has not been waived; (iv) the Company shall not have issued any securities (other than the Registered Securities and the Selling Stockholder Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any material increase in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

          (g) At each of the Closing Date and each Option Closing Date, if any, you shall have received a certificate of the Company signed on behalf of the Company by the principal executive officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that such executive has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

               (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

               (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required by the Act to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement, as of their respective dates, thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock or material increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company; (e) the Company has not sustained any loss or damage to its property or assets, whether or not insured; (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth. References to the Registration Statement and the Prospectus in this subsection (g) are to such documents as amended and supplemented at the date of such certificate.

          (h) By the Closing Date, the Representatives will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters.

          (i) At the time this Agreement is executed, you shall have received a letter, dated such date, addressed to you in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and Underwriters' Counsel, from Ernst & Young:

               (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

               (ii) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder and that the Underwriter may rely upon the opinion of Ernst & Young with respect to the financial statements and supporting schedules included in the Registration Statement;

               (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (x) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the

Registration Statement, or (y) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or material increase in long-term debt of the Company, or any material decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the [June 30], 1999, balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (v) statements as to such other material matters incident to the transaction contemplated hereby as you may reasonably request.

          (j) At the Closing Date and each Option Closing Date, if any, you shall have received from Ernst & Young a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (i) of this
Section 6, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of Subsection (i) of this Section 6 with respect to certain amounts, percentages and financial information as specified by you and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (k) On each of Closing Date and Option Closing Date, if any, there shall have been duly tendered to the several Underwriters the appropriate number of Registered Securities.

          (l) No order suspending the sale of the Registered Securities in any jurisdiction designated by the Representatives pursuant to subsection (e) of
Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

          (m) On or before the Closing Date, the Company shall have executed and delivered to the Representatives, (i) the Representatives' Warrant Agreement, substantially in the form filed as Exhibit 4.2, to the Registration Statement, in final form and substance satisfactory to the Underwriter, and (ii) the Representatives' Warrants in such denominations and to such designees as shall have been provided to the Company. (n) On or before Closing Date, the Common Stock shall have been duly approved for quotation on Nasdaq.

          (o) On or before Closing Date, there shall have been delivered to the Representatives all of the Lock-up Agreements in final form and substance satisfactory to Underwriters' Counsel.

     If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representatives may terminate this Agreement or, if the Representatives so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such cancellation shall be without liability of the Underwriters to the Company.

     7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees and agents of each Underwriter and Underwriters' Counsel), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation provided that the indemnified persons may not agree to any such settlement without the prior written consent of the Company), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); or (B) in any application or other document or communication (in this Section 7 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company in any jurisdiction in order to qualify the Registered Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

          (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company, within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. The Company acknowledges that the statements with respect to the public offering of the Registered Securities set forth under the heading "Underwriting", the identification of the Underwriters' Counsel and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise or which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of one additional counsel shall be borne by the indemnifying parties; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Representatives, it is advisable for the Representatives or such Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel shall be designated in writing by the Representatives when the indemnified party is any Underwriter or the controlling person of any Underwriter. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (d) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and each person who controls the Company, in the aggregate, and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriters' and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The


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


Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(d) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares purchased by such Underwriter to the number of Shares purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

     8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements of the Company at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity and contribution agreements contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, any controlling person of either the Underwriters or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Registered Securities to the Underwriters, as the case may be.

     8A. Substitution of Underwriters. If any Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the Firm Shares hereunder, or shall fail to take up and pay for the number of Firm Shares set forth opposite their respective names in Schedule A hereto upon tender of such Firm Shares in accordance with the terms hereof, then:

          (a) If the aggregate number of Firm Shares which such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase.

          (b) If any Underwriter or Underwriters so default and the agreed number of Firm Shares with respect to which such default or defaults occurs is more than 10% of the total number of Firm Shares, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the several Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Firm Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company or the Representatives shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken at the basis of the underwriting obligation for all purposes of this Agreement.

     If in the event of a default by one or more Underwriters and the remaining Underwriters shall not take up and pay for all the Firm Shares agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

     If, following exercise of the option provided in Section 2(b) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Shares at the Option Closing Date, or shall fail to take up and pay for the number of Option Shares, which they become obligated to purchase at the Option Closing Date upon tender of such Option Shares in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Shares of the defaulting Underwriters in the manner provided in Section 8A(b) hereof. If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Option Shares, the Underwriters shall be entitled to purchase the number of Option Shares for which there is no default or, at their election, the option shall terminate, the exercise thereof shall be of no effect.

     As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 8A shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

     9. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the date hereof. For purposes of this Section 9, the Registered Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by you of telegrams to securities dealers releasing such shares for offering or the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Registered Securities.

     10. Termination. (a) Subject to subsection (b) of this Section 10, you shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has disrupted, or inyour reasonable opinion will in the immediate future disrupt the financial markets; or (ii) any material adverse change in the financial markets shall have occurred; or (iii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iv) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (v) if a banking moratorium has been declared by a state or federal authority; or (vi) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Registered Securities; or (vii) if there shall have been such a material adverse change in the prospects or conditions of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere as would make it inadvisable to proceed with the offering, sale and/or delivery of the Registered Securities.

          (b) If this Agreement is terminated by you in accordance with any of the provisions of Section 6, Section 10(a) or Section 11, the Company shall promptly reimburse and indemnify the Representatives pursuant to Section 5(b) hereof. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10 and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     11. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Registered Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, you may, by notice the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Auerbach, Pollak & Richardson, Inc., 450 Park Avenue, New York, New York 10022, Attention:
Michael P. Considine, with a copy, which shall not constitute notice, to Coleman, Rhine & Goodwin LLP, 750 Lexington Avenue, New York, New York 10022,
Attention: Kenneth S. Goodwin, Esq. Notices to the Company shall be directed to the Company at 77 Jericho Turnpike, Mineola, New York 115012, Attention: Mark Dresner, with a copy, which shall not constitute notice, to Parker Duryee Rosoff & Haft, P.C., 529 Fifth Avenue, New York, New York 10017, Attention: Craig L. Libson, Esq.

     13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7 hereof and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Registered Securities from any of the several Underwriters shall be deemed to be a successor by reason merely of such purchase.

     14. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     16. Entire Agreement; Amendments. This Agreement and the Representatives' Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representatives on behalf of the several Underwriters and the Company.

     If the foregoing correctly sets forth your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                     Very truly yours,

                                     Infinite Technology Group Ltd.


                                     By:_______________________
                                        Name:
                                        Title:


CONFIRMED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

Auerbach, Pollak & Richardson, Inc.        [insert]

By: ________________________________       By: ___________________________
    For itself and as Representative           For itself and as Representative
    of the several Underwriters                of the several Underwriters

CONFIRMED AND ACCEPTED AS TO SECTIONS 1(h) and 1(ag) ONLY:

Mark Dresner



_____________________________________



James McGowan



_____________________________________

                                   SCHEDULE A


Underwriter                                    Number of Shares to be Purchased
-----------                                    --------------------------------

[UNDERWRITER]

                                                     Total:__________


                                                     ___________Shares